Exhibit 99.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of our report dated April 14, 2014, on the financial statements of Hemisphere Energy Corporation as at December 31, 2013 and 2012 and for the twelve months ended December 31, 2013, the ten months ended December 31, 2012 and the twelve months ended February 29, 2012 and the inclusion of our name under the heading “Statement by Experts” in this Registration Statement on Form 20-F filed with the Securities and Exchange Commission.

Chartered Accountants

/s/ Smythe Ratcliffe LLP

Vancouver, British Columbia
July 21, 2014

7th Floor 355 Burrard St.
Vancouver, BC V6C 2G8
Smythe Ratcliffe LLP is a member firm of both the PKF International Limited Network and
PKF North America, which are, respectively, a network and an association of legally	Tel: 604 687 1231
independent firms and does not accept any responsibility or liability for the actions	Fax: 604 688 4675
or inactions on the part of any other individual member firm or firms.	smytheratcliffe.com